SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 18, 2006

Date of Report (Date of earliest event reported)

INERGY HOLDINGS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-51304	43-1792470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

As more fully discussed below in Item 4.02, on May 19, 2006, Inergy Holdings, L.P. (the “Partnership”) issued a press release announcing it has determined that it will defer the previously- recorded, non-cash gains on the limited partnership units of Inergy, L.P. it owns in its audited financial statements for the fiscal years ended September 30, 2003, 2004, and 2005, as well as the unaudited interim financial statements for the three months ended December 31, 2005 and the six months ended March 31, 2006, based on the application of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 51 (“SAB 51”), “Accounting for Sales of Stock by a Subsidiary.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 18, 2006, the Board of Directors of Inergy Holdings GP, LLC, the general partner of the Partnership concluded that the Partnership’s audited consolidated financial statements for the fiscal years ended September 30, 2003, 2004 and 2005 and its unaudited interim statements for the three months ended December 31, 2005 and the six months ended March 31, 2006 should be revised to eliminate the previously-reported, non-cash gains on the units the Partnership holds in Inergy, L.P. The revisions have no prior, current or future impact on the cash available for distributions to its unitholders. Accordingly, the Partnership will file contemporaneously herewith its amended annual report on Form 10-K for the fiscal year ended September 30, 2005, along with the report of the Partnership’s registered public accounting firm, and its amended quarterly reports on Form 10-Q for the quarters ended December 31, 2005 and March 31, 2006.

After consultation with the Partnership’s independent accountants, the Partnership previously recognized non-cash gains equal to the increase in the value of the Partnership’s investment in Inergy, L.P. when Inergy, L.P. issued additional common units to third parties at a unit price that exceeded the current carrying value of the Partnership’s investment in Inergy, L.P. These non-cash gains amounted to $24.8 million, $10.4 million and $5.2 million in fiscal years 2005, 2004 and 2003, respectively, and $1.0 million and $1.0 million in the three months ended December 31, 2005 and six months ended March 31, 2006, respectively.

SAB 51 permits a parent company to recognize a gain and adjust the carrying value of its ownership of a subsidiary when the subsidiary sells additional equity interests in a public or private offering, in certain circumstances. However, in light of clarification provided in a speech by SEC staff, gain recognition under SAB 51 does not apply when the subsidiary is a partnership that sells a class of equity securities that has distribution rights over any other class of equity interests. Accordingly, the Partnership will reflect the proceeds from issuance of Inergy, L.P. common units as a minority interest in its financial statements; and any gain that may be recognized will be recorded at such time as all Inergy, L.P. subordinated and special units have converted to common units.

The Audit Committee has discussed with the Partnership’s independent accountants the matters described in this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 19, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY HOLDINGS, L.P.

	By:	INERGY HOLDINGS GP, LLC, Its General Partner

Date: May 19, 2006	By:	/s/ R. Brooks Sherman, Jr.
R. Brooks Sherman, Jr. Sr. Vice President and Chief Financial Officer